Exhibit 10.3

CHINO COMMERCIAL BANK, N.A.

SALARY CONTINUATION AGREEMENT

This Salary Continuation Agreement (the “Agreement”) is entered into effective the 1st day of June, 2004, by and between Chino Commercial Bank, N.A., a national banking association (the “Bank”), and Dann H. Bowman (the “Participant”), pursuant to the Salary Continuation Plan of the Bank (the “Plan”), a copy of which is attached hereto and incorporated herein by this reference. All capitalized terms not herein defined shall have the same meaning ascribed to them as in the Plan.

1.             Grant of Salary Continuation Benefits. Pursuant to the action of the Board of Directors or the Compensation Committee, as the case may be, the Bank hereby grants to the Participant the salary continuation benefits set forth in subsections 1(a) through (g) hereof. For purposes of this Agreement, “Full Years of Employment With the Bank Completed” shall have the same meaning as set forth in the Plan.

(a)           Benefits Upon Retirement. The Bank shall pay to the Participant an annual retirement benefit of Forty-four Thousand Dollars ($44,000) per year for ten (10) consecutive years. Such payments shall be made in one hundred twenty (120) equal monthly installments commencing on the first business day of the month following the Participant’s retirement date (as set forth below) and continuing on the first business day of each month thereafter until the specified number of installments have been paid in full. The Bank shall have no obligation under this subsection 1(a), except as provided in subsection 1(c) through (f) herein, if the Participant was not continuously employed (as defined in Section 5 of the Plan) by the Bank during the period from the date of execution of this Agreement until the Participant’s retirement date set forth below. For purposes of this Agreement and the Plan, the Participant’s retirement date shall be the first day of the calendar month following the Participant’s sixty-fifth (65th) birthday.

(b)           Benefits Upon Death Prior to Retirement. In the event the Participant dies prior to retirement while still employed by the Bank, the Bank shall pay to the beneficiary designated by the Participant, the Participant’s surviving spouse, if any, or to the Personal Representative of the Participant’s estate, as the case may be (as more fully described in Section 6 hereof), a lump sum benefit as specified in the Participant’s Split Dollar Agreement, a copy of which is attached hereto as Exhibit “A,” or as otherwise specified in the applicable life insurance policy or policies.

(c)           Benefits Upon Termination of Employment by the Bank Without Cause. In the event the Bank terminates the Participant’s employment with the Bank without cause (as defined in Section 5.4 of the Plan), the Bank shall pay to the Participant a certain percentage of the retirement benefits granted by the Bank in subsection 1(a) of this Agreement. The annual retirement benefit payable by the Bank to the Participant pursuant to this subsection

1(c) shall be equal to the amount which corresponds to the percentage of such retirement benefits which have vested as determined by the following vesting schedule:

Full Years of Employment with the Bank Completed[1]	Percent of Retirem ent Benefits Vested	Full Years of Employment with the Bank Completed	Percent of Retirement Benefits Vested
1	14%	5	70%
2	28%	6	84%
3	42%	7	100%
4	56%

Such retirement payments shall be payable by the Bank for ten (10) consecutive years in one hundred twenty (120) equal monthly installments commencing upon the first business day of the month following the Participant’s retirement date (as set forth in subsection 1(a) hereof) and continuing on the first business day of each month thereafter until the specified number of installments have been paid in full.

(d)           Benefits Upon Voluntary Termination of Employment by Participant. In the event the Participant voluntarily terminates his employment with the Bank, the Bank shall pay to the Participant a certain percentage of the retirement benefits granted by the Bank in subsection 1(a) of this Agreement. However, in order to qualify for any benefits in the event of voluntary termination, the Participant must refrain from engaging in the business of banking within a twenty-five (25) mile radius of the Bank’s main office, or any branch office, or of any location for which the Bank has applied for a branch office. The annual retirement benefit payable by the Bank to the Participant pursuant to this subsection 1(d) shall be equal to the amount which corresponds to the percentage of such retirement benefits which have vested as determined by the following vesting schedule:

Full Years of Employment with the Bank Completed[1]	Percent of Retirem ent Benefits Vested	Full Years of Employment with the Bank Completed	Percent of Retirement Benefits Vested
1	0%	7	28%
2	0%	8	42%
3	0%	9	56%
4	0%	10	70%
5	0%	11	84%
6	14%	12	100%

Such retirement payments shall be payable by the Bank for ten (10) consecutive years in one hundred twenty (120) equal monthly installments commencing upon the first business day of the month following the Participant’s retirement date (as set forth in subsection 1(a) hereof) with the Bank and continuing on the first business day of each month thereafter until the specified number of installments have been paid in full.

(e)           Benefits Upon Termination of Employment Due to Total Disability. In the event the Participant’s employment with the Bank is terminated due to “total disability” (as

1 Commencing on the effective date of this Agreement.

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defined in Section 5.4 of the Plan), the Bank shall pay to the Participant a certain percentage of the retirement benefits granted by the Bank in subsection 1(a) of this Agreement. The amount of the annual retirement benefit payable by the Bank to the Participant pursuant to this subsection 1(e) shall be identical to that specified in the vesting schedule set forth in subsection 1(c) above concerning termination without cause.

2.             Death Subsequent to Retirement, Disability or Other Termination of Employment. In the event the Participant dies subsequent to the retirement date set forth in subsection 1(a), or as contemplated by Section 4, or subsequent to the date of his termination of employment by the Bank as a result of any Reorganization of the Bank as described in Section 5 below, the Bank (or successor entity if applicable) shall immediately cease paying any retirements benefits under this Agreement, and shall instead pay a lump sum death benefit to the Participant’s beneficiary as specified in the Participant’s Split Dollar Agreement or as otherwise specified in the applicable life insurance policy or policies. In the event the Participant dies subsequent the termination of his employment by the Bank without cause, voluntary termination of employment, or termination of employment due to total disability, as described in subsections 1(c) through (e) hereof, then the amount of benefits due under the Participant’s Split Dollar Agreement shall be proportional to the amount of the Participant’s benefits which were vested pursuant to the Participant’s Salary Continuation Agreement at the time of such termination. No deductions shall be made from the death benefit for any payments previously made under this Salary Continuation Agreement.

3.             Termination of Employment For Cause. In the event the Bank terminates the Participant’s employment with the Bank for “cause” (as defined in the Plan), the Bank shall have no obligation to pay any benefits under the Plan, this Agreement or the Participant’s Split Dollar Agreement to the Participant or any beneficiary thereof.

4.             Early or Late Retirement. The Participant may apply to the Board of Directors for an early or late retirement. The decision whether to accept or reject such an application shall be in the sole discretion of the Board of Directors, and the Board shall have no obligation whatsoever to accept any such application. In the event the Board of Directors accepts the Participant’s application for early or late retirement, this Agreement shall be amended to reflect the revised terms of the Participant’s retirement date and amount of such retirement benefits. Such revised benefits shall be payable by the Bank pursuant to this Section 4 only to the extent that the Participant was continuously employed by the Bank during the period from the date of execution of this Agreement until the date of the Participant’s revised retirement date. Retirement benefits under this Section 4 shall be payable in equal monthly installments for a period of ten (10) consecutive years commencing on the first business day of the month following the Participant’s revised retirement date and continuing on the first business day of each month thereafter for one hundred twenty (120) consecutive months until all of the specified installments have been paid in full.

5.             Reorganization. For purposes of this Agreement, a “Reorganization” shall include: (i) a reorganization, merger, or consolidation of the Bank with one or more corporations as a result of which the Bank will not be the surviving entity, (ii) a sale of substantially all the assets and property of the Bank to another person, corporation or entity, or (iii) a Achange in control,@ i.e., any other single transaction involving the Bank (such as a tender offer) where

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there is a change in ownership of at least twenty-five percent (25%) of the Bank=s outstanding shares, unless such change in ownership results from (i) a transfer of shares to another corporation in exchange for at least eighty percent (80%) control of that corporation, or (ii) the issuance of additional shares of stock by the Bank in a secondary stock offering, private placement or similar transaction. In the event of any Reorganization, the surviving or resulting corporation, or the transferee of the Bank’s assets or stock, whichever  may apply, shall be bound by and shall have the benefits of the Plan and this Agreement. The Bank shall take all actions necessary to ensure that such corporation or transferee is bound by the provisions of the Plan and this Agreement.

In the event that the Participant’s employment is terminated (or “constructively terminated”) in connection with or within one (1) year following a Reorganization, the Participant shall be one hundred percent (100%) vested in the total benefit as described in subsection 1(a) of this Agreement. For purposes of this Agreement, “constructive termination” shall include: (i) any decrease in salary or benefits below those in effect for the Participant immediately prior to the Reorganization or (ii) any relocation of the Participant more than twenty-five (25) miles from his principal place of business immediately prior to the Reorganization.

Notwithstanding the prior paragraph, no payment shall be made to the Participant under this Salary Continuation Agreement to the extent that such payment, when aggregated with all other payments considered for purposes of calculating a parachute payment, would result in an excess parachute payment as defined under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”).

6.             Beneficiaries. The Participant may designate one or more primary or contingent beneficiaries to receive all or any specified portion of any benefits under the Plan which, at the time of the Participant’s death remain payable by the Bank to the Participant. The Participant may designate such beneficiary(ies) on Exhibit A attached hereto. The designation of any such beneficiaries may be changed or revoked at any time prior to the Participant’s death by giving the Bank three (3) days’ written notice of such change or revocation in the manner provided in Section 9 of this Agreement.

In the event the Participant shall fail to designate a beneficiary prior to his death or designates a beneficiary and thereafter revokes such designation without naming another beneficiary, or designates one or more beneficiaries and all such beneficiaries so designated shall fail to survive the Participant, any payments of benefits under the Plan and this Agreement shall be made to the Participant’s surviving spouse, if any, or otherwise to the Personal Representative of the Participant’s estate.

Unless the Participant has otherwise specified in the beneficiary designation, the beneficiary or beneficiaries designated by the Participant shall become fixed as of the Participant’s death so that, if a beneficiary survives the Participant but dies prior to the receipt of all payments due such beneficiary, such remaining payments shall be payable to the Personal Representative of such beneficiary’s estate.

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The Participant and his beneficiaries shall not have any assignable interest in the future payments due under the Plan or this Agreement, nor any right to anticipate, dispose of, pledge or encumber the same prior to actual receipt thereof, nor shall the same be subject to attachment, garnishment, or execution following judgment or other legal process instituted by the Participant’s creditors or any such beneficiary; provided, however, that the balance of the Participant’s benefit payments shall at all times be subject to offset for debts owed by the Participant to the Bank.

7.             Effect on Employment Rights. Nothing in this Agreement shall be deemed to give the Participant any right to remain in the employ of the Bank nor to affect the right of the Bank to terminate the employment of the Participant at any time, with or without cause, which right is hereby reserved. This Agreement shall not be considered a supplement or amendment to any contract of employment, either oral or written, between the Participant and the Bank.

8.             Limitation on the Bank’s Obligation to Fund Agreement. The Bank’s obligation to make payments hereunder is an unfunded and unsecured contractual obligation only; and in the event any insurance company or other obligor issuing a life insurance or annuity policy or other investment instrument purchased by the Bank to fund this Agreement shall fail or be in imminent danger thereof, the Bank shall have the right to take immediate action to recoup so much of its investment as possible, and shall have no obligation to fund this Agreement or portion thereof to the extent that this Agreement was intended to be funded by the proceeds of such policy, annuity or other investment. Neither the Participant nor his beneficiaries shall have any beneficial or preferred interest by way of trust, escrow, lien or otherwise, in any specific assets or funds of the Bank, including any insurance or annuity contracts or the proceeds therefrom, as described below.

No life insurance or annuity policy or other investment instrument purchased by the Bank in connection with this Agreement shall in any way be considered to be security for the performance of the Bank’s obligations hereunder. The Bank shall be the owner and beneficiary of such policy(ies) and any such policy shall be, and remain, a general unpledged, unrestricted asset of the Bank.

9.             Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given, upon personal delivery (professional courier acceptable) or three (3) business days following deposit with the United States Postal Service, by registered or certified mail, postage prepaid, with return receipt requested, to the following addresses: (a) if to the Bank, to its principal place of business, and (b) if to the Participant, to his address set forth on the signature page hereof. Such persons or addresses may change from time to time by notice given pursuant to the provisions of this Section.

10.           Governing Law. Except to the extent governed by the laws of the United States, this Agreement shall be governed by and construed in accordance with the laws of the State of California.

11.           Plan Provisions. This Agreement is subject to all of the provisions of the Plan, all of the terms and conditions of which have been incorporated herein by reference, and is

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further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall control. No termination or amendment of the Plan may, without the consent of the Participant, terminate the Participant’s benefits under this Agreement or materially and adversely affect the Participant’s rights under this Agreement, except in the event of certain changes in laws or regulations described in the sentence immediately following. The Bank reserves the right to terminate or modify a Participant’s outstanding agreement or benefits in the event of (i) any changes in federal tax laws which would limit the Bank’s available tax deductions in connection with the funding this Agreement; or (ii) any changes in applicable laws, regulations or regulatory policies which would cause this Agreement to be legally impermissible or would subject the Bank to criticism by a bank regulatory agency.

12.           Legal and Tax Advice; Review by Counsel. The Bank has not provided the Participant with advice, warranties or representations regarding any of the legal or tax effects to the Participant with respect to the grant of benefits herein. By accepting this grant and by signing this Agreement, the Participant acknowledges that he is familiar with the terms of the Plan and this Agreement, that he has been encouraged by the Bank to discuss the Plan and this Agreement with his own legal and tax advisers, and that he agrees to be bound by all of the terms and conditions of the Plan and this Agreement. The Participant represents and warrants to the Bank that he has had this Agreement reviewed by independent legal counsel of his choice, or if he has not, that he has had the opportunity to do so, and hereby waives any claim, objection or defense on the grounds that this Agreement has not been reviewed by legal counsel of his choice.

CHINO COMMERCIAL BANK, N.A. a national banking association

By	/s/ Pollyanna Franks
By

PARTICIPANT

Dann H. Bowman

President and Chief Executive Officer

/s/ Dann H. Bowman

DANN H. BOWMAN

Participant’s Address:

[Intentionally Omitted]

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EXHIBIT A

DESIGNATION OF BENEFICIARIES

Pursuant to the terms of a Salary Continuation Agreement, effective June 1, 2004, between Chino Commercial Bank, N.A. (the “Bank”) and me, I hereby designate the following beneficiary(ies) to receive any payments which may be due and payable by the Bank under such Agreement after my death:

Primary Beneficiary:	Patricia L. Bowman

Contingent Beneficiary:	David Bowman, Joseph Bowman, Joshua Bowman, each as to an equal 33%

The Primary Beneficiary named above shall be the designated beneficiary referred to in Section 6 of said Agreement if he or she is living at the time death benefit payments become due and payable by the Bank, and the Contingent Beneficiary named above shall be the designated beneficiary referred to in Section 6 of said Agreement only if he or she is living at the time death benefits become due and payable by the Bank and the Primary Beneficiary is not then living.

I hereby reserve the right to change said beneficiary(ies) at any time prior to my death by notice to the Bank in accordance with Section 9 of the Agreement.

Dated:	12/29/04	/s/ Dann H. Bowman
DANN H. BOWMAN

Witness:	/s/ Robin Mora

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CHINO COMMERCIAL BANK, NA

Split Dollar Agreement

CHINO COMMERCIAL BANK, NA

SPLIT DOLLAR AGREEMENT

(ADDENDUM A TO THE CHINO COMMERCIAL BANK SALARY CONTINUATION AGREEMENT)

THIS AGREEMENT is adopted this 1st day of June, 2004, by and between CHINO COMMERCIAL BANK, NA, located in Chino, California (the “Company”), and DANN H. BOWMAN (the “Executive”). This Agreement shall append the Split Dollar Endorsement entered into on even date herewith or as subsequently amended, by and between the aforementioned parties.

INTRODUCTION

To encourage the Executive to remain an employee of the Company, the Company is willing to divide the death proceeds of a life insurance policy on the Executive’s life. The Company will pay life insurance premiums from its general assets.

AGREEMENT

The Company and the Executive agree as follows:

Article 1
General Definitions

The following terms shall have the meanings specified:

1.1       “Insured” means the Executive.

1.2       “Insurer” means each life insurance carrier in which there is a Split Dollar Policy Endorsement attached to this Agreement.

1.3       “Normal Retirement Age” means the Executive attaining sixty-five (65) years of age.

1.4       “Policy” means the specific life insurance policy or policies issued by the Insurer.

1.5       “Salary Continuation Agreement” means that Salary Continuation Agreement between the Company and the Executive on even date herewith or as subsequently amended.

1.6       “Termination for Cause”  shall be defined as set forth in Article 7.

1.7       “Termination of Employment”  means that the Executive ceases to be employed by the Company for any reason, other than by reason of a leave of absence approved by the Company.

Article 2

Policy Ownership/Interests

2.1       Company Ownership. The Company is the sole owner of the Policy and shall have the right to exercise all incidents of ownership. The Company shall be the beneficiary of the remaining death proceeds of the Policy after the Interest of the Executive or the Executive’s transferee has been paid according to Section 2.2 below.

2.2       Executive’s Interest. The Executive shall have the right to designate the beneficiary of the death proceeds. The Executive shall also have the right to elect and change settlement options that may be permitted. Upon the termination of this Agreement according to Article 7 herein, the Executive, the Executive’s transferee or the Executive’s beneficiary shall have no rights or interests in the Policy and no death benefit shall be paid under this Section 2.2.

2.2.1        Death During Active Service. If the Executive dies while in the active service of the Company, the Company shall pay to the Executive’s beneficiary $317,639 (Three Hundred Seventeen Thousand Six Hundred Thirty-Nine Dollars) upon the death of the Executive.

2.2.2        Death During Payment of a Benefit under the Salary Continuation Agreement. If the Executive dies after any benefit payments have commenced under Article 2 of the Salary Continuation Agreement but before receiving all such payments, the Company shall cease paying the remaining benefit, if any, and shall then pay to the Executive’s beneficiary the split dollar death benefit described in Section 2.2.1 of this Agreement.

2.2.3        Death After Termination of Employment But Before Commencement of Payment under the Salary Continuation Plan. If the Executive is entitled to a benefit under Article 2 of the Salary Continuation Agreement, but dies prior to the commencement of said benefit payments, the Company shall pay no benefit under the Salary Continuation Agreement but shall pay to the Executive’s beneficiary the split dollar death benefit described in Section 2.2.1 of this Agreement.

However, if the payments being made pursuant to the Salary Continuation Agreement at the time of the Executive’s death represent only a portion of the total benefits due thereunder, due to the application of the vesting schedule set forth in Section 1 (c) through (e) thereof, then the Company shall pay to the Executive’s beneficiary the same proportion of the split dollar death benefit as the vested proportion of the benefit that was being paid pursuant to the Salary Continuation Agreement at the time of Executive’s death.

However, if the Executive is entitled to only a portion of the benefits to be paid under the Executive’s Salary Continuation Agreement pursuant to the vesting schedule set forth in Section 1 (c) through (e) thereof, then the Company shall pay to the Executive’s beneficiary the same proportion of the split dollar death benefit as the vested proportion of the benefit due pursuant to the Salary Continuation Agreement.

2.2.4        Death After Payment of All Benefits under the Salary Continuation Agreement. If the Executive dies after receiving all benefit payments under Article 2 of the Salary Continuation Agreement, the Company shall still pay to the Executive’s beneficiary the split dollar death benefit described in Section 2.2.1 of this Agreement. However, if the payments made pursuant to the Salary Continuation Agreement represented only a portion of the total benefits due thereunder, due to the application of the vesting schedule set forth in Section 1 (c) through (e) thereof, then the Company shall pay to the Executive’s beneficiary the same proportion of the split dollar death benefit as the vested proportion of the benefit that was paid pursuant to the Salary Continuation Agreement.

2.3       Comparable Coverage. Upon execution of this Agreement, the Company shall maintain the Policy in full force and effect and in no event shall the Company amend, terminate or otherwise abrogate the Executive’s interest in the Policy, unless the Company replaces the Policy with a comparable insurance policy to cover the benefit provided under this Agreement and the Company and the Executive execute a new Split Dollar Policy Endorsement for said comparable insurance policy. The Policy or any comparable policy shall be subject to the claims of the Company’s creditors.

Article 3
Premiums

3.1           Premium Payment. The Company shall pay any premiums due on the Policy.

3.2       Economic Benefit. The Company shall determine the economic benefit attributable to the Executive based on the amount of the current term rate for the Executive’s age multiplied by the aggregate death benefit payable to the Executive’s beneficiary. The “current term rate” is the minimum amount required to be imputed under Revenue Rulings 64-328 and 66-110, or any subsequent applicable authority.

3.3       Imputed Income. The Company shall impute the economic benefit to the Executive on an annual basis.

Article 4
Assignment

The Executive may assign without consideration all of the Executive’s interests in the Policy and in this Agreement to any person, entity or trust. In the event the Executive transfers all of the Executive’s interest in the Policy, then all of the Executive’s interest in the Policy and in the Agreement shall be vested in the Executive’s transferee, who shall be substituted as a party hereunder and the Executive shall have no further interest in the Policy or in this Agreement.

Article 5
Insurer

The Insurer shall be bound only by the terms of the Policy. Any payments the Insurer makes or actions it takes in accordance with the Policy shall fully discharge it from all claims, suits and demands of all entities or persons. The Insurer shall not be bound by or be deemed to have notice of the provisions of this Agreement.

Article 6
Claims and Review Procedure

6.1          Claims Procedure. Any person or entity who has not received benefits under the Plan that he or she believes should be paid (the “claimant”) shall make a claim for such benefits as follows:

6.1.1           Initiation — Written Claim. The claimant initiates a claim by submitting to the Company a written claim for the benefits.

6.1.2           Timing of Company Response. The Company shall respond to such claimant within 90 days after receiving the claim. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

6.1.3           Notice of Decision. If the Company denies part or all of the claim, the Company shall notify the claimant in writing of such denial. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a)                      The specific reasons for the denial,

(b)       A reference to the specific provisions of this Agreement on which the denial is based,

(c)       A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

(d)       An explanation of this Agreement’s review procedures and the time limits applicable to such procedures, and

(e)       A statement of the claimant’s right to bring a civil action under ERISA Section 502(a) (29 United States Code section 1132(a)) following an adverse benefit determination on review.

6.2          Review Procedure. If the Company denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Company of the denial, as follows:

6.2.1           Initiation — Written Request. To initiate the review, the claimant, within 60 days after receiving the Company’s notice of denial, must file with the Company a written request for review.

6.2.2           Additional Submissions — Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Company shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits.

6.2.3           Considerations on Review. In considering the review, the Company shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

6.2.4           Timing of Company Response. The Company shall respond in writing to such claimant within 60 days after receiving the request for review. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

6.2.5           Notice of Decision. The Company shall notify the claimant in writing of its decision on review. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a)                      The specific reasons for the denial,

(b)       A reference to the specific provisions of this Agreement on which the denial is based,

(c)       A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits, and

(d)       A statement of the claimant’s right to bring a civil action under ERISA Section 502(a).

Article 7
Amendments and Termination

7.1       This Agreement may be amended or terminated only by a written agreement signed by the Company and the Executive.

7.2       In the event this Agreement is terminated under this Article 7, the Company shall not sell, surrender or transfer ownership of the Policy without first giving the Executive or the Executive’s transferee the option to purchase the Policy for a period of sixty (60) days from written notice of such intention. The purchase price shall be an amount equal to the cash surrender value of the Policy.

7.3       Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement if the Company terminates the Executive’s employment for:

(a)        Willful breach of duty in the course of employment or habitual neglect of employment responsibilities and duties;

(b)       Conviction of any felony or crime involving moral turpitude, fraud or dishonesty;

(c)        Willful violation of any state or federal banking or securities law, the rules or regulations of any banking agency, or any material Company rule, policy or resolution resulting in an adverse effect on the Company; or

(d)       Disclosure to any third party by the Executive, without authority or permission, of any secret or confidential information of the Company.

7.4       Suicide or Misstatement. The Company shall not pay any benefit under this Agreement if the Executive commits suicide within two years after the date of this Agreement. In addition, the Company shall not pay any benefit under this Agreement if the Executive has made any material misstatement of fact on an employment application or resume provided to the Company, or on any application for any benefits provided by the Company to the Executive.

Article 8
Miscellaneous

8.1       Binding Effect. This Agreement shall bind the Executive and the Company and their beneficiaries, survivors, executors, administrators and transferees, and any Policy beneficiary.

8.2       No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company’s right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive’s right to terminate employment at any time.

8.3       Applicable Law. The Agreement and all rights hereunder shall be governed by and construed according to the laws of the State of California, except to the extent preempted by the laws of the United States of America.

8.4         Reorganization. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm or person unless such succeeding or continuing company, firm or person agrees to assume and discharge the obligations of the Company.

8.5       Notice. Any notice, consent or demand required or permitted to be given under the provisions of this Split Dollar Agreement by one party to another shall be in writing, shall be signed by the party giving or making the same, and may be given either by delivering the same to such other party personally, or by mailing the same, by United States certified mail, postage prepaid, to such party, addressed to his or her last known address as shown on the records of the Company. The date of such mailing shall be deemed the date of such mailed notice, consent or demand.

8.6       Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

8.7       Administration. The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

(a)            Interpreting the provisions of this Agreement;

(b)           Establishing and revising the method of accounting for this Agreement;

(c)            Maintaining a record of benefit payments; and

(d)       Establishing rules and prescribing any forms necessary or desirable to administer this Agreement.

8.8          Named Fiduciary. The Company shall be the named fiduciary and plan administrator under the Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

IN WITNESS WHEREOF, the Executive and the Company consent to this Agreement on the date above written.

EXECUTIVE:	COMPANY:
CHINO COMMERCIAL BANK

/s/ Dann H. Bowman	By	/s/ Pollyanna Franks
Dann H. Bowman
	Title	Chairman Compensation

I designate the following as beneficiary of benefits under the Agreement payable following my death:

Primary:       Patricia L. Bowman

Contingent:   David Bowman, Joseph Bowman and Joshua Bowman, each as to an equal 33%

Note:                         To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

I understand that I may change these beneficiary designations by delivering a new written designation to the Plan Administrator. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

Name:   Dann H. Bowman

Signature:	/s/ Dann H. Bowman	Date:	12/29/04

SPOUSAL CONSENT (Required if Spouse not named beneficiary):

I consent to the beneficiary designation above, and acknowledge that if I am named beneficiary and our marriage is subsequently dissolved, the designation will be automatically revoked.

Spouse Name:

Signature:	Date:

Received by the Plan Administrator this                  day of                                    , 2004.

By:

Title:

POLICY ENDORSEMENT

Contract Owner:           CHINO COMMERCIAL BANK, NA

The undersigned Owner requests that the policy(ies) shown in the attached Schedule Page issued by Clarica Life Insurance Co.-US (the “Insurer”) provide for the following beneficiary designation:

1. Upon the death of the Insured, proceeds shall be paid in one sum to the Owner, its successors or assigns, as Beneficiary, to the extent claimed by said Owner.

2. Any proceeds at the death of the Insured in excess of the amount paid under the provisions of paragraph 1 of this Policy Endorsement shall be paid in one sum in accordance with the written direction of the Owner. Such direction will be provided to the Insurer at the time of claim. The Insurer will be protected in relying solely on the Owner to provide the name(s) of the party(ies) to pay any excess not paid under paragraph 1. If the Owner fails to provide the name(s) of the party(ies) at the time of claim, then any proceeds payable under this paragraph shall be paid in one sum to the Beneficiary.

3. It is hereby provided that (i) any payment made to the Beneficiary or other party under paragraph 2 of this Policy Endorsement shall be a full discharge of the Insurer to the extent thereof; (ii) such discharge shall be binding on all parties claiming any interest under the Policy; and (iii) the Insurer shall have no responsibility with respect to the amounts so claimed.

4. It is agreed by the undersigned that this designation shall be subject in all respects to the contractual terms of the Policy.

The undersigned is signing in a representative capacity for the Owner and warrants that he or she has the authority to bind the entity on whose behalf this document is being executed.

Signed at Chino, California, this 29th day of December, 2004.

OWNER:

CHINO COMMERCIAL BANK, NA

By:	/s/ Jo Anne Painter	By:	/s/ Pollyanna Franks

Title:	EVP/CFO	Title:	Chairman Compensation

1

Schedule Page
Policy(ies) Subject to Policy Endorsement

Policy Number	Insured
Dann H. Bowman

2

POLICY ENDORSEMENT

Contract Owner:           CHINO COMMERCIAL BANK, NA

The undersigned Owner requests that the policy(ies) shown in the attached Schedule Page issued by West Coast Life Insurance Co. (the “Insurer”) provide for the following beneficiary designation:

1. Upon the death of the Insured, proceeds shall be paid in one sum to the Owner, its successors or assigns, as Beneficiary, to the extent claimed by said Owner.

2. Any proceeds at the death of the Insured in excess of the amount paid under the provisions of paragraph 1 of this Policy Endorsement shall be paid in one sum in accordance with the written direction of the Owner. Such direction will be provided to the Insurer at the time of claim. The Insurer will be protected in relying solely on the Owner to provide the name(s) of the party(ies) to pay any excess not paid under paragraph 1. If the Owner fails to provide the name(s) of the party(ies) at the time of claim, then any proceeds payable under this paragraph shall be paid in one sum to the Beneficiary.

3. It is hereby provided that (i) any payment made to the Beneficiary or other party under paragraph 2 of this Policy Endorsement shall be a full discharge of the Insurer to the extent thereof; (ii) such discharge shall be binding on all parties claiming any interest under the Policy; and (iii) the Insurer shall have no responsibility with respect to the amounts so claimed.

4. It is agreed by the undersigned that this designation shall be subject in all respects to the contractual terms of the Policy.

The undersigned is signing in a representative capacity for the Owner and warrants that he or she has the authority to bind the entity on whose behalf this document is being executed.

Signed at Chino, California, this 29th day of December, 2004.

OWNER:

CHINO COMMERCIAL BANK, NA

By:	/s/ Jo Anne Painter	By:	/s/ Pollyanna Franks

Title:	EVP/CFO	Title:	Chairman Compensation

1

Schedule Page
Policy(ies) Subject to Policy Endorsement

Policy Number	Insured
Dann H. Bowman

2